SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the

                         Securities Exchange Act of 1934

                                (Amendment No. )

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[X]   Filed by a Party other than the Registrant

Check the appropriate box:
[ ]   Preliminary Proxy Statement         [ ]  Confidential, for Use of the by
[ ]   Definitive Proxy Statement               Commission Only(as permitted
[X]   Definitive Additional Materials          Rule 14a-6(e)(2)
[ ]   Soliciting Material Under Rule 14a-12

                                 SYNTELLECT INC.
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                (Name of Registrant as Specified In Its Charter)

                                 GEOFFREY NIXON
                             MISSION PARTNERS, L.P.
                            LIBERTY NOMINEES LIMITED
                             HORIZON OFFSHORE, LTD.
                           MAYFAIR CAPITAL FUND, L.P.
                              MCM ASSOCIATES, LTD.
         MCM PROFIT SHARING PLAN-DLJSC-CUSTODIAN FBO GEOFFREY NIXON TTEE
                           MCM CAPITAL MANAGEMENT, LLC
     ----------------------------------------------------------------------
    (Name of Person(s) filing Proxy Statement, if other than the Registrant)

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                                EXPLANATORY NOTE

      Copies of the following letter were first sent to stockholders of Syntellect Inc. on or about May 10, 2002 by Mission Partners, L.P., on behalf of itself and each of Geoffrey Nixon, Liberty Nominees Limited, Horizon Offshore, Ltd., Mayfair Capital Fund, L.P., MCM Associates, Ltd., MCM Profit Sharing Plan-DLJSC-Custodian FBO Geoffrey Nixon TTEE, and MCM Capital Management, LLC (collectively, the "Group"), in connection with the Group's solicitation of proxies from holders of Syntellect common stock for use at the 2002 Annaul Meeting of Syntellect Stockholders, to be held on Monday, May 20, 2002.

                                  * * * * * * *

                             MISSION PARTNERS, L.P.

Dear Fellow Syntellect Shareholder:


                                DON'T BE MISLED!

You should have recently received a letter from Syntellect that seems designed to mislead you.

Syntellect is apparently attempting to infer that our nominee, Camille Jayne, was not a director of Universal Electronics, Inc. What they failed to tell you is that, after having successfully served as Chief Executive Officer of UEI from August 1998 until August 2001, she only recently resigned from the Board.

Having no basis to respond to Ms. Jayne's candidacy in a substantive manner or address any of the corporate governance or management accountability issues raised in our proxy materials, Syntellect is attempting to discredit the qualifications of Camille Jayne by inferring that she merely operates an interior decorating firm. THIS IS THE SAME BOARD WHO, TO DATE, HAS REFUSED TO MEET WITH OR EVEN SPEAK TO MS. JAYNE, OR TO GIVE EVEN A MOMENT'S DELIBERATION AS TO HER ABILITIES AND EXPERIENCE IN ENHANCING VALUE FOR PUBLIC STOCKHOLDERS.

Why is the Board attempting to keep a highly qualified business leader off the Board? We believe this should make you question the integrity of the Board. WHAT ARE THEY SO AFRAID OF?

Syntellect's latest letter lists a number of actions taken. Or main concern is that Syntellect's Board is simply not doing its most important job. That is ensuring OUR company's financial viability and survival, and protecting YOUR investment. Remember that Syntellect's auditors included in their 2001 audit opinion with respect to Syntellect's financial statements f/y/e December 31, 2001 that "the Company has suffered losses from operations, a working capital deficit and an accumulated deficit that raise substantial doubt about its ability to continue as a going concern".

YOUR VOTE IS EXTREMELY IMPORTANT, NO MATTER HOW MANY SHARES YOU OWN!

To vote for Ms. Jayne, please check the "FOR" box on the BLUE PROXY CARD and SIGN and

DATE the back and SEND it in the self-addressed, postage paid return envelope that accompanied our proxy materials. DISCARD THE WHITE PROXY CARD SENT
TO YOU BY SYNTELLECT. If you have already sent back the white proxy card and wish to vote for Ms. Jayne, you can still do so by completing, signing, dating and sending in the BLUE proxy card. Remember, your most recently dated proxy card revokes your earlier dated proxies.

If you have any questions or need further assistance, please feel free to call our proxy solicitor D.F. King & Co., Inc. at 800-735-3591.

Every vote counts.  Thank you for your support.


Geoffrey Nixon
President, MCM Associates Ltd., General Partner of Mission Partners LP.